Exhibit 10.61

                          ASSET PURCHASE AGREEMENT
                          ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated effective as of October 31, 1998 is made by and among Pawnshops of America, Inc., a South Carolina corporation ("Seller"), Gerald Smith ("Shareholder") and First Cash, Inc., a Delaware corporation ("Purchaser").

                                 WITNESSETH:
                                 -----------

     WHEREAS, Seller desires to sell and Purchaser desires to purchase certain of the assets of Seller used in connection with the pawn business of Seller conducted at the locations in the State of South Carolina listed in Exhibit A attached hereto; and

     WHEREAS, Purchaser desires to purchase such assets on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                  ARTICLE I
                              PURCHASE AND SALE

     1.01. Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver the Purchaser all of the following assets of Seller used in connection with the pawn business of Seller, free and clear of all liens, claims and encumbrances, and Purchaser shall purchase, accept and acquire from Seller, the following:

          (a) Equipment and Fixed Assets. All of Seller's furniture, equipment, supplies, fixed assets and leasehold improvements located at or used in connection with the pawnshops of Seller at the locations in the State of South Carolina listed in Exhibit A;

          (b) Layaways and Counterbuys. All of Seller's right, title and interest in layaways and counterbuys used in connection with the pawnshops of Seller at the locations in the State of South Carolina listed in Exhibit A;

          (c) Intangible Assets. All of Seller's right, title and interest in all of its operating licenses, permits, trade names, telephone numbers and other intangible assets, together with all rights to, and applications, and franchises for, any of the foregoing, relating to Seller's pawn businesses at the locations in the State of South Carolina listed in Exhibit A;

          (d) Pawn loans. All of Seller's outstanding pawn loans receivable (including all accrued interest thereon) and all evidence of indebtedness owed to Seller arising out of the pawn businesses conducted at the locations in the State of South Carolina listed in Exhibit A, together with all pawn merchandise securing same;

          (e) Inventory. All of Seller's inventory and merchandise including, but not limited to all of Seller's inventory and merchandise at the locations in the State of South Carolina listed in Exhibit A; and

          (f) Records. All of Seller's current and active records, files and papers pertaining to the assets described in Subsections (a) through (e) above, including literature, contract forms, graphic materials, pricing and information manuals, fixtures, designs, sales literature or other sales aids, customer files, customer credit histories and other data related to Seller's business.

     All of the assets described in Subsections (a) through (f) above are hereinafter collectively referred to as the "Assets".

     Notwithstanding anything in this Section 1.01 to the contrary, Seller shall retain all of its right, title and interest in, to and under all of the following:

     (a)  all cash and cash equivalents;
     (b)  all accounts receivable except layaways and pawn loans;
     (c)  all federal, state, local and foreign tax deposits;
     (d) any assets not relating to the business contained in a list to be provided to Purchaser prior to Closing;
     (e)  all minute books and stock books of Seller;
     (f)  all insurance refunds;
     (g) the items of property located in the accounting department and the office of Abe Smith and the personal desk of Gerald Smith; and
     (h)  the post office box of Seller.

     1.02. Purchase Price. The purchase price ("Purchase Price") to be paid for the Assets shall be four million six hundred fifty-eight thousand dollars ($4,658,000.00), subject to adjustment as provided below. The Purchase Price shall be payable as follows: (a) cash in the amount of $2,258,000 payable at Closing, (b) the issuance of a promissory note in the amount of $600,000 in the form of Exhibit B payable in 12 equal monthly installments of principal and interest, and (c) $1,800,000 (adjusted as provided below) payable 365 days after
the Closing Date.   At the option of Purchaser, said sum of $1,800,000 (adjusted as provided below) may be paid in cash, by the issuance of shares of common stock of Purchaser, or partly in cash and partly by the issuance of shares of common stock of Purchaser. The number of shares of common stock of Purchaser to be issued shall be determined by dividing the portion of the sum of $1,800,000 (adjusted as provided below) to be paid by the issuance of common stock of Purchaser by the average of the closing sale price of the common stock of Purchaser during the thirty (30) trading days immediately preceding five (5) business days prior to the expiration of the 365 day period as reported by the
Nasdaq National Market System.   If any portion of the sum of $1,800,000
(adjusted as provided below) is not received by Seller on or before 365 days after the Closing Date, such unpaid portion shall immediately accelerate and bear interest at the rate of 12.0% per annum from the due date thereof until paid and the subordination of such obligation of Purchaser to the net asset requirement of the Texas Pawnshop Act shall terminate. If no sale of common stock of Purchaser occurred on a particular trading day, the closing ask price shall be used in determining the closing sale price. If the common stock of Purchaser is not listed on the Nasdaq National Market System 365 days after the Closing Date, the closing sale price for each trading day shall be the last sale price, or the closing ask price if no sale occurred, of the common stock of Purchaser on the principal national securities exchange on which such common stock is listed. Any common stock of Purchaser issued to Seller shall be registered under the Securities Act of 1933, as amended (the "Act"), and subject to the provisions of the Act and the rules and regulations promulgated thereunder. As used herein, the term "trading day" shall mean any day with respect to which actual transactions in the common stock of Purchaser are reported or bid and asked quotations are reported but actual transactions are not. Any shares of common stock delivered to Seller in order to satisfy all or any portion of the $1,800,000 due 365 days after the Closing Date shall have been registered under the Securities Act of 1933, as amended, and subject to the rules and regulations of the Securities and Exchange Commission. The Purchase Price (1) shall be reduced one dollar ($1.00) for each one dollar ($1.00) that the face amount of current active pawn loans of Seller satisfactory to Purchaser is less than nine hundred thousand dollars ($900,000) in the aggregate, (2) shall be reduced by one dollar ($1.00) for each one dollar ($1.00) that the inventory (at Seller's cost as shown on Seller's books), including layaway inventory, of Seller is less than $1,350,000 in the aggregate and (3) shall be reduced by one dollar ($1.00) for each one dollar ($1.00) that layaway deposits are greater than $142,000. The Purchase Price (1) shall be increased one dollar ($1.00) for each one dollar ($1.00) that the face amount of current active pawn loans of Seller satisfactory to Purchaser is greater than nine hundred thousand dollars ($900,000) in the aggregate, (2) shall be increased by one dollar ($1.00) for each one dollar ($1.00) that the inventory (at Seller's cost as shown on Seller's books), including layaway inventory, of Seller is greater than $1,350,000 in the aggregate and (3) shall be increased by one dollar ($1.00) for each one dollar ($1.00) that layaway deposits are less than $142,000. All of the foregoing adjustments to the Purchase Price shall be made to the $1,800,000 (adjusted as provided above) due and payable 365 days after the Closing Date. All calculations of pawn loans, inventory and layaways shall be made as of the Closing Date. The obligation of Purchaser under this Section 1.02 to pay the sum of $1,800,000 (adjusted as provided above) is and shall be subordinate and inferior in payment to any and all indebtedness of Purchaser to Bank One, Texas, N.A. and any other financial institution or syndication of financial institutions which constitutes the principal lender(s) to Purchaser. The obligation of Purchaser under this Section 1.02 to pay the sum of $1,800,000 (adjusted as provided above) is subordinate and inferior to the claims of general creditors to the extent necessary to permit Purchaser to meet the net asset requirement of the Texas Pawnshop Act of each pawnshop of Purchaser and its subsidiaries in the State of Texas with the result that there shall be available at all times to general creditors an amount equal to the sum of the net asset requirement of each pawnshop of Purchaser and its subsidiaries in the State of Texas.

There shall also be paid to Seller at Closing the sum of (1) the aggregate amount of all unused security deposits listed in Exhibit C under the Leases to be assumed by Purchaser, (2) all cash of Seller on hand, (3) rent payable for November 1998 prorated to the Closing Date (as hereinafter defined), and (4) the unamortized cost of the structural improvements relating to location number 7 on Exhibit A less fifty percent (50%) of all current contractual obligations for Yellow Pages advertising in the aggregate amount shown on Exhibit D.

     1.03. Allocation of Purchase Price. The Purchase Price shall be allocated at Closing as follows:
         Furniture, fixture and equipment
         Pawn Loans
         Accrued interest
         Inventory, including Layaways and Counterbuys
         Less layaway deposits
         Goodwill


     1.04.	No Assumption of Liabilities.  Except for the lease agreements relating to the locations in the State of South Carolina listed on Exhibit A (the "Leases") and the obligations relating to layaway deposits and the obligations under the layaway contracts and the amount of obligations for Yellow Pages advertising listed on Exhibit D, Purchaser does not and shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, arising out of claims, actions or events occurring prior to Closing (as hereinafter defined) or any liability relating to the Assets transferred to Purchaser. Purchaser is not assuming (a) any indebtedness of Seller, or (b) any expenses, liabilities, or obligations of Seller arising out of the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby, or (c) any liability or obligation of Seller relating to federal, state or local taxes or any other taxes attributable to the transactions contemplated hereby or Seller both prior to and subsequent to Closing, or (d) any obligation of Seller to pay a fee to an agent, broker or finder, or (e) any liability arising out of the conduct of Seller's business prior to Closing, including the violation of federal or state laws and federal or state operating licenses, or (f) any liability or obligation of Seller relating to pawn loan collateral missing on the Closing Date which will be agreed upon prior to the Closing Date and listed on Exhibit E, or (g) any customer claims attributable or in any manner relating to events or omissions of Seller prior to the Closing Date or (h) any claims made by or obligations to the Bureau of Alcohol, Tobacco and Firearms arising or attributable to the period prior to the Closing Date.

     1.05. Proration. All real property taxes, common area maintenance and insurance payable by Seller or Shareholder under the Leases and all personal property taxes relating to the Assets shall be prorated between Seller and Purchaser as of the Closing Date.


                                 ARTICLE II
                                   CLOSING

     The closing of the sale and purchase of the Assets ("Closing") shall occur on a mutually agreeable date after the completion of the audit of the Assets of Seller (the "Closing Date") at a location mutually agreeable to both parties.

     At the Closing the Seller shall deliver to Purchaser the following:

     (1) Assignment and Bill of Sale in form satisfactory to Purchaser of all the Assets which has been executed by Seller; and

     (2) Assignment to Purchaser of the licenses and permits of Seller and Shareholder to operate a pawn shop at the locations in the State of South Carolina listed in Exhibit A and all permits relating thereto executed by Seller and Shareholder.

     (3) Assignments to Purchaser of each of the Leases in form satisfactory to Purchaser, together with the written consent of the owner of each of the locations listed as location numbers 4-12 on Exhibit A.

     (4) Lease agreements covering the locations listed as location numbers 1,2 and 3 on Exhibit A in form satisfactory to Purchaser and Seller.

     At the Closing the Purchaser shall deliver to Seller the following:

     (1)  	a check in the amount of the cash portion of the Purchase Price payable at Closing,

     (2)  the promissory note in the form of Exhibit B, and

     (3) a check in the aggregate amount equal to the sum of (a) the aggregate amount of all unused security deposits listed in Exhibit C under the Leases to be assumed by Purchaser, (b) all cash of Seller on hand, (c) rent payable for November 1998 prorated to the Closing Date (as hereinafter defined), and (d) the unamortized cost of the structural improvements relating to location number 7 on Exhibit A less fifty percent (50%) of all current contractual obligations for Yellow Pages advertising in the aggregate amount shown on Exhibit D.

     At all times thereafter as may be necessary, Seller agrees to execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary to appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement including existing service contracts or any other contracts related to the Assets. Seller and Shareholder further agree to cooperate with Purchaser in obtaining approval of the issuance to Purchaser of all licenses and permits required to operate the pawn shops of Seller at the locations in the State of South Carolina listed in Exhibit A.

                                 ARTICLE III
                  PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     3.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     3.02. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements to be executed by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement, the Note and the Leases with respect to locations numbers 1-3 on Exhibit A will be prior to or at Closing duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     3.03. Finder's Fee. Purchaser will pay and be solely responsible for any finder's, broker's or agent's fee incurred by Purchaser in connection with the transactions contemplated hereby.

     3.04. No Violation. To the best of Purchaser's knowledge, neither the execution and performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of any agreement or other instrument under which Purchaser is bound or to which any of the assets of Purchaser are subject, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency.


     3.05 Financial Statements and Reports. Purchaser has filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "Commission") all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Purchaser has delivered or made available to the Seller and the Shareholder true and complete copies of (i) Purchaser's annual Reports on Form 10-K for the fiscal year ended July 31, 1998, (ii) its proxy statement relating to Purchaser's annual stockholders meeting for the fiscal year ended July 31, 1997, (iii) reports filed on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998 and April 30, 1998 by Purchaser with the Commission pursuant to the Exchange Act, and (iv) all reports, statements and other information provided by Purchaser to its stockholders since July 31, 1997 (collectively, the Purchaser Reports"). As of their respective dates, the Purchaser Reports did not contain any untrue statement of a material fact. The consolidated financial statements of Purchaser included or incorporated by reference in the Purchaser Reports were prepared in accordance with Generally Accepted Accounting Principals ("GAAP") applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of Purchaser and its consolidated subsidiaries as of the dates and for the periods indicated, subject in the case of unaudited interim financial statements, to normal year-end audit adjustments, none of which either singly or in the aggregate are or will be material, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Purchaser is and has been subject to the reporting requirements of the Exchange Act and has filed with the Commission all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since July 31, 1991.

     3.06. Taxes. To the best of Purchaser's knowledge, all tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any tax authority with respect to any taxable period ending on or before the consummation of the transactions set forth herein, by or on behalf of Purchaser (collectively, the "Purchaser Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date, except to the extent such failure to file or pay has not had and could not reasonably be expected to have a Material Adverse Effect. Whenever used in this Agreement, the phrase "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects, conditions (financial or otherwise) or results of operations of Purchaser or its subsidiaries on a consolidated basis.

     3.07. Compliance with Law. To the best of Purchaser's knowledge, Purchaser has complied with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity applicable to its business, except where the failure to so comply would not have a Material Adverse Effect. Purchaser has not received any governmental notice of any violations by Purchaser of any such laws, ordinances, regulations or orders, which violation has not been cured or remedied except where the failure to cure or remedy the violation would not have a Material Adverse Effect.

     3.08. Litigation. Except for litigation disclosed in the notes to the financial statements included in the Purchaser Reports and reflected on Purchaser's Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the best of knowledge of Purchaser, threatened against or affecting Purchaser or any of its subsidiaries, the outcome of which, in the reasonable judgment of Purchaser, is likely to have a material adverse effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against Purchaser or any of its subsidiaries having, or which is reasonably likely to have, a Material Adverse Effect.

     3.09. Governmental Authorizations and Licenses. To Purchaser's knowledge, Purchaser has all material licenses, orders, authorizations, permits, concessions, certificates and other franchises or analogous instruments of any governmental entity required by applicable law to operate its business (collectively, the "Purchaser Government Licenses") which Purchaser Government Licenses are in full force and effect, and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Purchaser Government Licenses except to the extent failure to hold and maintain such Purchaser Government Licenses or to so comply would not be reasonably likely to have a Material Adverse Effect. There is not now pending, nor to the best knowledge of Purchaser is there threatened, any action, suit, investigation or proceeding against Purchaser before any governmental entity with respect to the Purchaser Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Purchaser of the terms of any Purchaser Government License or any rule or regulation applicable thereto, except to the extent that any such action would not be reasonably likely to have a Material Adverse Effect.

     3.10. Accuracy of Information Furnished. All information furnished to Seller by Purchaser herein or in any exhibit hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                  OF SELLER

     Seller represents and warrants to Purchaser that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     4.01. Organization, Qualification and Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Seller has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     4.02. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements to be executed by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement and each other agreements to be executed by Seller been or will be duly executed and delivered by Seller and constitute or will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     4.03. Title; Leased Assets. Upon consummation of the transactions contemplated hereby, Purchaser shall receive good, valid and marketable title to the Assets, and will be entitled to use as lessee all leased assets used in Seller's business, free and clear of all liens, encumbrances and adverse claims.

     4.04. No Violation. To the best of Seller's knowledge, neither the execution and performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of any agreement or other instrument under which Seller is bound or to which any of the assets of Seller are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency. To the best of Seller's knowledge, Seller has complied with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. To the best of Seller's knowledge, Seller possesses all necessary operating licenses, franchises, permits and governmental authorizations, which rights are in full force and effect, and are being transferred hereof free of any claim, encumbrance or detriment.

     4.05. Taxes. Seller has duly and timely filed all property, sales tax and all other returns and reports required to be filed by it as of the date hereof by the State of South Carolina or any political subdivision thereof and has paid all taxes (including penalties and interest) which have become due, except to the extent that such failure to file or pay has not had or could not reasonably be expected to have a material adverse effect on the business or financial condition of Seller. There are no liens for Federal, state or local taxes upon any of the assets of Seller.

     4.06. Compliance with Law. To the best of Seller's knowledge, there are no existing violations by Seller of any applicable federal, state or local law or regulation that could have a material adverse effect on the property, business, or licenses or permits of Seller.

     4.07. Finder's Fee. Seller shall pay and be solely responsible for any obligation for any finder's, broker's or agent's fee incurred by Seller in connection with the transactions contemplated hereby.

     4.08. Litigation. No legal action or administrative proceeding or investigation has been instituted against Seller, or to the best of its knowledge been threatened, that could have a material adverse effect on the assets, business or financial condition of Seller. Seller is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to such Seller or to its business, assets, operation or employees, or (b) in default with respect to any such order, writ, injunction or decree. Seller knows of no basis for any such action, proceeding or investigation.

     4.09. Operating Licenses. To Seller's knowledge, Seller maintains in full force and effect all operating licenses and permits necessary in order to operate each of its pawnshop business locations in accordance with applicable federal, state and local regulations. The operating licenses and permits are in full force and effect and Seller has not received notice of cancellation thereof, or a threatened cancellation thereof. Seller has complied in full with all applicable federal and state operating licenses. Seller has delivered to Purchaser true and correct copies of all licenses and permits of Seller.

     4.10. Financial Statements. To Seller's knowledge, Seller has delivered to Purchaser true and correct copies of the audited financial statements of Seller for the years ended December 31, 1996 and December 31, 1997 and the unaudited financial statement of Seller for the period ended September 30, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of Seller as of the indicated dates, and the results of operations of the indicated periods are correct and complete and are consistent with the books and records of Seller in all material respects.

     4.11. Tax Returns. Seller has delivered to Purchaser true and correct copies of the Federal income tax returns of Seller for the years ended December 31, 1996 and December 31, 1997 which have been filed with the Internal Revenue Service. Such Federal income tax returns are correct and complete in all material respects.

     4.12. Employees. Seller has furnished to Purchaser a list of all employees and each compensation arrangement for each employee of Seller.

     4.13.  Ownership of Seller.  Shareholder is the only shareholder of Seller.

     4.14. Zoning. The zoning of each of the locations listed on Exhibit A permits the operation of a pawnshop.

     4.15. Accuracy of Information Furnished. All information furnished to Purchaser by Seller herein or in any exhibit hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

                                 ARTICLE V
                           PURCHASER'S COVENANTS

     5.01. Consummation of Agreement. Purchaser agrees to use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

     5.02. Retention of Records. Purchaser shall retain all books and records of Seller required to be retained on the business premises by applicable laws. Purchaser shall provide Seller and Shareholder access to such records in the event of a tax or other audit of Seller. Seller shall be entitled to retain all other books and records.

     5.03 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, Purchaser will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE VI
                             SELLER'S COVENANTS

     Seller agrees that on or prior to the Closing:

     6.01. Approvals of Third Parties. As soon as practicable after the execution of this Agreement, Seller will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

     6.02. Contracts. Except with Purchaser's prior written consent, Seller shall not waive any material right under or cancel any material contract, debt or claim nor will Seller assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except for the making of pawn loans and sales of inventory in the ordinary course of business.

     6.03.  Licenses.   Seller shall assist Purchaser in causing all pawn
licenses owned or held by Seller relating to the pawn businesses of Seller at the locations in the State of South Carolina listed in Exhibit A to be assigned and reissued to Purchaser.

     6.04. Release of Financing Statements. Seller shall cause all financing statements covering any portion of the Assets to be released within 30 days after the Closing Date.

                                ARTICLE VII
                     PURCHASER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     7.01. Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

     7.02. Covenants. Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     7.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     7.04. No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Seller shall have occurred prior to the Closing except for normal business cycles.

     7.05. Lease Assignments. Assignments to Purchaser of each of the lease agreements covering the properties at the locations in the State of South Carolina listed in Exhibit A in form reasonably satisfactory to Purchaser, and the written consent of the owner of each of the locations listed in Exhibit A to such assignment if necessary.

     7.07. Lease Agreements. Lease agreements covering each of the locations listed on Exhibit A satisfactory to Purchaser.

     7.08. Pawn Loans. Seller shall have at Closing not less than eight hundred fifty thousand dollars ($850,000 in the aggregate in face amount of current active pawn loans satisfactory to Purchaser at the locations listed in Exhibit A.

     7.09. Inventory. Seller shall have at Closing not less than $1,300,000 in the aggregate in inventory (at Setter's cost as shown on Seller's books), including layaway inventory, at the locations listed on Exhibit A.

     7.10. Audit. Purchaser shall have conducted an audit of the Assets which is satisfactory to Purchaser and Seller.

     7.11. Corporate Resolutions. Purchaser shall have received corporate resolutions of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     7.12. Closing Documents. All items and documents required to be delivered to Purchaser pursuant to Article II at Closing shall have been delivered to Purchaser.


                                ARTICLE VIII
                       SELLER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Seller the obligations of Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

     8.01. Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and Seller shall not have discovered any material error, misstatement or omission therein.

     8.02. Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing.

     8.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     8.04. Closing Documents. All items and documents required to be delivered to Seller pursuant to Article II at Closing shall have been delivered to Seller.

     8.05 Corporate Resolutions. Seller shall have received corporate resolutions of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     8.06 No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Purchaser shall have occurred prior to the Closing except for normal business cycles.

                               ARTICLE IX
           SURVIVAL OF REPRESENTATIONS OR WARRANTIES; REMEDIES

     9.01. Survival of Representations. Except for the representations, warranties, covenants, agreements and restrictions contained in Article XI and in Article XII, the representations, warranties, covenants, agreements and restrictions contained in this Agreement shall survive the Closing Date for a period of two (2) years and all statements contained in any certificate, schedule or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties. Except for claims, actions or claims arising under Article XI or Article XII, any action or claim for breach of any warranty, representation or covenant by Seller may occur or be effected at any time within two (2) years after the Closing Date.

     9.02. Remedies Upon Breach of Representations. In the event that Purchaser or Seller determines that a material breach or violation of any warranty, representation or covenant in this Agreement has occurred and such breach or violation is not cured to the satisfaction of such party within fifteen (15) days after the date of the written notice thereof by such party to the other party, Purchaser or Seller, as the case may be, and shall have any and all rights and remedies available at law or in equity.

                                ARTICLE X
                             INDEMNIFICATION

     10.01.  Seller Indemnity.  Subject to the terms and conditions of this
Article X, Seller hereby unconditionally agrees to indemnify, defend and hold Purchaser and its officers, directors, stockholders, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or in any manner resulting from:

          (a) A breach by Seller of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

          (b) Any and all general liability claims arising out of or relating to occurrences of any nature relating to Seller's business prior to the Closing, whether any such claims are asserted prior to or after the Closing;

          (c) Any obligation or liability under or related to any employee compensation or any employee benefit plans or the termination thereof;

          (d) Any tax filing or return or payment made, or position taken in the payment or non-payment of any tax, by Seller which any governmental authority challenges and which results in an assertion of Damages against Purchaser;

          (e) Any failure to comply with all applicable bulk transfer laws or fraudulent or preferential laws of the United States of America or the State of South Carolina;

          (f) Claims arising from liabilities or obligations not expressly assumed by Purchaser in this Agreement;

          (g) Claims and liabilities arising from or in any manner relating to pawn loans missing as of the Closing Date which are listed on Exhibit E;

          (h) Customer claims attributable or relating to events or omissions of Seller prior to the Closing Date, whether any such claims are asserted prior to or after the Closing Date;

          (i) Claims made by the Bureau of Alcohol, Tobacco and Firearms arising out of the conduct of the business of Seller prior to the Closing Date; or

          (j)  Claims relating to federal, state or local taxes.

     10.02.  Purchaser's Indemnity.  Subject to the terms and conditions of this
Article X, Purchaser hereby unconditionally agrees to indemnify, defend and hold Seller and its respective officers, directors, stockholders, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Seller by reason of or in any manner resulting from:

          (a) A breach by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

          (b) Any and all general liability claims arising out of or relating to occurrences of any nature relating to Purchaser's business after the Closing, whether any such claims are asserted prior to or after the Closing;

          (c) The use by Purchaser of the licenses and permits of Seller after the Closing Date; and

          (d) Claims arising from liabilities or obligations expressly assumed by Purchaser.

     10.03. Remedies. Seller and Purchaser shall have all remedies specified in this Agreement or available at law or in equity. The remedies provided in this Article X shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity. Notwithstanding anything contained in this Agreement, Purchaser waives the right of offset against the Note and the $1,800,000 payable 365 days after the Closing Date.

                                 ARTICLE XI
                 USE OF LICENSES; EMPLOYMENT OF SHAREHOLDER


     Until all licenses and permits to operate pawn shops at the locations in the State of Carolina listed in Exhibit A are issued to Purchaser (but not to exceed one year after the Closing Date), Seller and Shareholder shall permit, to the extent permitted by law, Purchaser to use the licenses issued to Seller to operate the pawn shops at the locations in the State of South Carolina listed in Exhibit A. Seller further agrees to cooperate with Purchaser in obtaining approval of the issuance to Purchaser of all licenses and permits required to operate the pawn shops of Seller at the locations in the State of South Carolina listed in Exhibit A. At the request of Seller or Shareholder, Purchaser shall permit Shareholder to inspect the records of Purchaser required to be maintained under the laws of the State of South Carolina attributable to the period during which the licenses and permits of Seller are used by Purchaser.

                                ARTICLE XII
                              NONCOMPETITION

     Seller and Shareholder unconditionally agree that prior to November 30, 2008, neither Seller nor Shareholder shall (1) enter into any agreement with or directly or indirectly solicit employees or representatives of Purchaser for the purpose of causing them to leave Purchaser (or its corporate successor) to take employment with Seller or Shareholder or any other person or business entity,
(2) compete, directly or indirectly, with Purchaser (or its corporate successor) or any of its subsidiaries within a twenty (20) mile radius of any pawn store or business now or hereafter owned, operated or managed by Purchaser (or its corporate successor) or any of its subsidiaries; (3) act as an officer, director, employee, consultant, shareholder, partner, lender, agent, associate or principal of any entity engaged in any pawn business of the same nature as, or in competition with Purchaser (or its corporate successor) or any of its subsidiaries within a twenty (20) mile radius of any pawn store or business now or hereafter owned, operated or managed by Purchaser (or its corporate successor) or any of its subsidiaries; (4) participate in the ownership, management, operation or control of any business directly or indirectly competitive with the pawn business of Purchaser (or its corporate successor) or any of its subsidiaries within a twenty (20) mile radius of the location of any pawn store or business now or hereafter owned, operated or managed by Purchaser (or its corporate successor) or any of its subsidiaries; (5) solicit customers or potential customers of Purchaser (or its corporate successor) or any of its subsidiaries within a twenty (20) mile radius of any pawn store or business now or hereafter owned, operated or managed by Purchaser (or its corporate successor) or any of its subsidiaries; (6) own or apply for a pawn license with respect to a location within a twenty (20) mile radius of the location of any pawn store or business now or hereafter owned, operated or managed by Purchaser (or its corporate successor) or any of its subsidiaries; or (7) directly or indirectly interfere with or agitate in any way any employee or representative of Purchaser (or its corporate successor) or any of its subsidiaries for the purpose of causing such employee or representative to terminate employment or any contractual relationship with Purchaser (or its corporate successor) or any of its subsidiaries or to be dissatisfied with their employment or contractual relationship. The terms "participate in" and "participation" shall mean that Shareholder shall directly or indirectly, for his own benefit or for, with or through any other person, firm or corporation, own, manage, operate or control a pawn business, loan money to or participate in the ownership, management, or control of a pawn business, or be connected or associated with a pawn business as a director, shareholder, officer, employee, partner, consultant, agent, independent contractor, lender or otherwise. To induce Purchaser to enter into this Agreement, Seller and Shareholder unconditionally represent and warrant to Purchaser and agree that the restrictions in the foregoing provisions are reasonable and that such provisions are enforceable in accordance with their terms. Subparagraphs (2), (3), (4) and (6) shall not apply to any location listed on Exhibit A with respect to which Seller or Shareholder has taken possession as a result of a monetary default by Purchaser under the lease agreement relating to such location and with respect to which no dispute or controversy with Purchaser exists.

     In the event of the breach by Seller or Shareholder of any of the covenants contained in this Article XII, it is understood that damages will be difficult to ascertain and Purchaser may petition a court of law or equity for injunctive relief in addition to any other relief which Purchaser may have under law, this Agreement or any other agreement in connection therewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, Purchaser shall be entitled to recover, whether Purchaser seeks equitable relief, and regardless of what relief is afforded, such reasonable attorney's fees and expenses as Purchaser may incur in prosecution of Purchaser's claim for breach hereof if Purchaser is the prevailing party. The existence of any claim or cause of action of Seller against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of the covenants and agreements of Seller and Shareholder contained in this Article XII. Seller and Shareholder unconditionally agree to indemnify and hold harmless Purchaser of and from all losses, damages, costs and expenses arising out of or attributable to the breach by Seller or Shareholder of this Article XII.

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.01. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     13.02. Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto.

     13.03. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):


                            Seller: Pawnshops of America, Inc.
                                    c/o Gerald Smith
                                    P. O. Box 1924
                                    Spartanburg, South Carolina 29304

                       Shareholder: Gerald Smith
                                    P. O. Box 1924
                                    Spartanburg, South Carolina 29304


                         Purchaser: First Cash, Inc.
                                    690 East Lamar, Street 400
                                    Arlington, Texas 76011
                                    Attn: Rick L. Wessel


     Such notice shall be deemed received on the date on which it is hand delivered or on the third business day following the date on which it is so mailed.

     13.04. Confidentiality. The parties shall keep this Agreement and its terms confidential. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed or press releases which are customary for a publicly traded company. Confidential information includes, but is not limited to, customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other.

     13.05. Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     13.06. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorney fees), and each party hereto agrees to pay the costs and expenses, including reasonable attorney fees, incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of the Agreement in any material respect.

     13.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.08. Survival of Representations, Warranties and Covenants. Except for the representations, warranties, covenants and agreements contained in Article XI and in Article XII, the representations, warranties and covenants contained herein shall survive the Closing for a period of two (2) years and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party hereto or on its behalf.

     13.09. Governing Law. All rights of Seller relating to payment by Purchaser of the Purchase Price shall be governed, construed and enforced under the laws of the State of South Carolina. All other rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     13.10 Venue. The parties agree that any controversy or litigation relating solely to the payment by Purchaser of the Purchase Price shall lie in Spartanburg County, South Carolina. Except as provided in the immediately preceding sentence of this Section 13.10, the parties agree that any controversy or litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction in Tarrant County, Texas.

     13.11. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise effect any of the terms or provisions hereof.

     13.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     13.13. Taxes. Seller shall be liable for all sales, use or other taxes resulting from the transactions contemplated hereby. Seller shall indemnify and hold harmless Purchaser of and from all of Seller's sales, use or other taxes resulting from the transactions contemplated hereby.

     13.14. Bulk Transfer Laws. The parties hereto waive compliance in all respect with any applicable bulk transfer laws. As set forth in Section X hereof, Seller hereby agrees to indemnify and hold Purchaser harmless of and from any loss, cost, and expense of whatsoever type or nature whenever or however incurred as a result of Seller not paying Seller's creditors.

     13.15. Shareholder Obligations. The obligations and agreements of Shareholder under this Agreement are limited to those obligations and agreements contained in Article XI relating to the use of licenses and permits and in
Article XII restricting the competition and other activities of Seller and Shareholder.


                                          SELLER:

                                          PAWNSHOPS OF AMERICA, INC., a
                                           South Carolina corporation


                                          By:

                                               Gerald Smith, President


                                          SHAREHOLDER:



                                          Gerald Smith


                                          PURCHASER:

                                          FIRST CASH, INC.,
                                          a Delaware corporation


                                          By:
                                          Rick L. Wessel, President